WRITTEN CONSENT TO ACTION WITHOUT MEETING OF ALL THE DIRECTORS OF

MEDORA, CORP.

A NEVADA CORPORATION

The undersigned Director, being all the Directors of Medora Corp., a Nevada corporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, without a meeting, and waives all notice or other meeting requirements.

1)